                               SCHEDULE 14A INFORMATION
                                   PROXY STATEMENT
        PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                   (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only ( as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                          GREASE MONKEY HOLDING CORPORATION
                       ---------------------------------
                   (Name of Registrant as Specified In Its Charter)


    ----------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1)   Title of each class of securities to which transaction applies:

       --------------------------------------------------------------------

       2)   Aggregate number of securities to which transaction applies:

       --------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-ll (set forth the amount on which the filing fee is calculated and state how it was determined):

       ----------------------------------------------------------------------

       4)   Proposed maximum aggregate value of transaction:

       ---------------------------------------------------------------------

       5)   Total fee paid:

       ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

       --------------------------------------------------------------------


       2)   Form, Schedule or Registration Statement No.:


       ---------------------------------------------------------------------
       3)   Filing Party:

       ---------------------------------------------------------------------


       4)   Date Filed:

       ---------------------------------------------------------------------

                                       [LOGO]




                                   GREASE MONKEY
                                HOLDING CORPORATION

                            216 16th Street, Suite 1100
                              Denver, Colorado  80202

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              To Be Held June 10, 1997

To Our Shareholders:

     The Annual Meeting of Shareholders of Grease Monkey Holding Corporation ("Company"), a Utah corporation, will be held at the training center of the Company, 216 16th Street, Suite 600, Denver, Colorado 80202, on June 10, 1997, at 10:00 a.m., Mountain Daylight Time, for the purpose of considering and acting upon the following:

     (1)  The election of seven (7) Directors; and

     (2)  To consider and act upon a proposal to amend the first sentence of
          Section 3 of the Company's 1994 Stock Incentive Plan to increase the number of shares of common stock which may be optioned or awarded under the plan from 500,000 shares to 1,000,000 shares.

     (3) Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on May 9, 1997, are entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

     Dated: May 12, 1997

                              By Order of the Board of Directors


                              T. Timothy Kershisnik, Secretary

                            IMPORTANT

     THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                         GREASE MONKEY HOLDING CORPORATION
                                  216 16th Street
                                     Suite 1100
                              Denver, Colorado  80202


                                  PROXY STATEMENT


                     ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

                                   June 10, 1997

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Grease Monkey Holding Corporation ("Company") for use at the Company's Annual Meeting of Shareholders to be held at the training center of the Company 216 16th Street, Suite 600, Denver, Colorado 80202, at 10:00 a.m., Mountain Daylight Time, on June 10, 1997, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying proxy will be mailed to the Company's shareholders on or about May 12, 1997.

     Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company or by voting in person at the meeting, or by voting again by submitting a new proxy card. Only the latest dated proxy card, including the one which may be voted in person at the meeting, will count.

                                 VOTING SECURITIES

     All voting rights are vested exclusively in the holders of the Company's $0.03 par value common stock with each share entitled to one vote. Only shareholders of record at the close of business on May 9, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof. On May 9, 1997, the Company had 4,599,274 shares of the Company's $0.03 par value common stock issued and outstanding. Cumulative voting in the election of directors is not permitted.

                      PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF
              DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES FOR DIRECTOR

     The following table sets forth as of April 30, 1997, the number of shares of the Company's $0.03 par value common stock owned by each person who owned of record, or was known to own beneficially, more than 5% of the number of shares of the Company's outstanding common stock, sets forth the number of shares of the Company's outstanding common stock beneficially owned by Rex L. Utsler and by each of the Company's directors and executive officers and sets forth the number of shares of the Company's common stock beneficially owned by all of the Company's and/or Grease Monkey International, Inc. ("GMI") directors and executive officers as a group:

                                                                     Shares
                                                                   Underlying
                                                                    Presently
                                                      Shares       Convertible
                                                    Underlying      Series C
                                    Shares of        Presently     Preferred
           Name of                   Common         Exercisable      Stock
          Beneficial                 Stock          Options and    and Unpaid       Beneficial        Total       Percent of
           Owner(1)                  Owned          Warrants (4)   Dividends(5)     Ownership       Ownership      Class (7)
--------------------------           -----          ------------   ------------     ----------      ---------      ---------

First of September
     Corporation(2)                 1,479,432       500,000          179,276            -            2,158,708        31.7%

Rex L. Utsler(2)(3)(6)                219,123        62,500                -         2,158,708       2,440,331        35.8%

Jerry D. Armstrong(2)(3)              179,260        30,000           48,219         2,158,708       2,416,187        35.4%

James B. Wallace(2)(3)                179,261        25,000           24,415         2,158,708       2,387,384        35.0%

Charles E. Steinbrueck(2)             190,476       130,000           35,706                 -         356,182         5.2%

Cortlandt S. Dietler(2)                55,556        20,000           19,043                 -          94,599         1.4%

George F. Wood(2)                      38,639        25,000            4,761                 -          68,400         1.0%

Wayne H. Patterson(2)                       -        35,000           23,804                 -          58,804          .9%

Jim D. Baldwin(2)                           -        25,000           11,902                 -          36,902          .5%


All executive officers and
directors as a group
(11 persons)                          643,192       450,000          177,372         2,158,708       3,429,272            50.3%

--------------


To avoid duplication, the aggregate number of shares of common stock and total percentage of all executive officers and directors as a group have been computed to include only once the shares of common stock beneficially owned by First of September Corporation.

     (1) All beneficial owners listed have sole voting and/or investment power with respect to the shares shown unless otherwise indicated.

     (2) The address for First of September Corporation and Rex L. Utsler is 216 16th Street, Suite 1100, Denver, Colorado 80202. The address for Messrs. Armstrong and Wallace is 475 17th Street, Suite 1300, Denver, Colorado 80202. The address for Charles E. Steinbrueck is 216 16th Street, Suite 1100, Denver, Colorado 80202. The address for Cortlandt S. Dietler is 2750 Republic Plaza, 370 Seventeenth St., Denver, Colorado 80202. The address for George F. Wood is 55 Madison Street, Suite 680, Denver, Colorado 80206. The address for Wayne H. Patterson is 384 Inverness Drive South, Suite 200, Englewood, Colorado 80112. The address for Jim D. Baldwin is 901 Chestnut Trail, Greenwood Village, Colorado 80121.

     (3) Rex L. Utsler, Jerry D. Armstrong and James B. Wallace own a total of 64% of the outstanding stock of First of September Corporation. As such they are deemed to be beneficial owners of the shares of common stock of the Company which are beneficially owned by First of September Corporation.

     (4) Represents shares of common stock underlying presently exercisable options and warrants.

     (5) Represents shares of common stock underlying shares of Series C, 6% Preferred stock with a stated value of $100 per share plus accumulated unpaid dividends, convertible into common stock at $2.50 per share.

     (6) Does not include 3,100 shares held by Mr. Utsler's children, of which he disclaims beneficial ownership.

     (7) Assumes all options and warrants are exercised and all Series C Preferred stock and accumulated dividends are converted.

                   ACTIONS TO BE TAKEN AT THE MEETING

   The meeting is being called to consider and act upon the following matters:

     (1)  The election of seven (7) directors; and

     (2)  To consider and act upon a proposal to amend the first sentence of
          Section 3 of the Company's 1994 Stock Incentive Plan to increase the number of shares of common stock which may be optioned or awarded under the plan from 500,000 shares to 1,000,000 shares.

     (3) Such other matters as may properly come before the meeting or any adjournment thereof.

   The holders of a majority of the outstanding shares of common stock of the Company, present at the meeting in person or represented by proxy, shall constitute a quorum. Directors are elected by a plurality of the votes cast. The affirmative votes of a majority of the shares of common stock of the Company represented by person or by proxy at the meeting entitled to vote will be required to approve the adoption of the amendment to the 1994 Stock Incentive Plan. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted for purposes of determining whether a proposal has been approved or a director elected, and will have the effect of a vote against the proposed amendment.

                                    PROPOSAL ONE
                               ELECTION OF DIRECTORS

   The Bylaws, as amended, of the Company currently provide for between three and fifteen directors. The Board of Directors, as provided for in the Bylaws, has set the number of directors at seven. Unless authority to vote in the election of directors is withheld, it is the intention of the proxies to nominate and vote for the following named persons. If any of the nominees become unavailable for election as a director, which event is not expected to occur, the proxies will be voted for such substitute as shall be designated by the Board of Directors. Each director will hold office until the next annual meeting of shareholders or until his successor is elected and qualified. The nominees for director, each of whom has consented to serve if elected, are as follows:

                         DIRECTOR               PRINCIPAL OCCUPATION
NAME OF NOMINEE     AGE   SINCE              DURING THE LAST FIVE YEARS
---------------     ---  --------  ------------------------------------------

James B. Wallace    68    1991     Partner in Brownlie, Wallace, Armstrong and
                                   Bander Exploration (BWAB), an oil and gas company, since 1992; President and member of the Board of Directors of BWAB Incorporated, an oil and gas company, from 1980 to 1992.
                                   Mr. Wallace is also a member of the Board of Directors of Tom Brown, Inc., (a public company).

Charles E.          53    1994     President and Chief Executive Officer of the
Steinbrueck                        Company, Grease Monkey International, Inc.
                                   ("GMI"), and all other wholly-owned
                                   subsidiaries of the Company, since
                                   February 1997;  Managing partner of Retail
                                   Venture Partnership, a partnership
                                   specializing in investments of emerging
                                   public companies, since 1993; Founder,
                                   President, and CEO of Pace Membership
                                   Warehouse from  1983 to 1993.

Jerry D. Armstrong  66    1991     Partner in Brownlie, Wallace, Armstrong and
                                   Bander Exploration (BWAB), an oil and gas company, since 1992; Senior Vice President and member of the Board of Directors of BWAB
                                   Incorporated, an oil and gas company, from 1980 to 1992.

Jim D. Baldwin      64    1994     Retired President of King Soopers, a retail
                                   grocery store chain owned by Dillon
                                   Companies, a subsidiary of the Kroger
                                   Company, from 1979 to 1990. Mr. Baldwin was with Dillon Companies for over 40 years.

Cortlandt S.        75   1995      Chairman, President, CEO and Director of
Dietler                            TransMontaigne Oil Company, an oil and gas
                                   company, since March 1995; Chairman and CEO of Associated Natural Gas Corporation, a gas gathering, processing and marketing company, from 1980 to February 1995. Mr. Dietler is also on the Board of Directors for the following public companies: Forest Oil
                                   Corporation, Key Production Company, Inc.,
                                   PanEnergy Corporation and Hallador Petroleum
                                   Corporation.

Wayne H.            51   1994      Chairman, QuickPen International, a
Patterson                          commercial software and systems company,
                                   since December 1992; Principal, Patterson
                                   Consulting, a management consulting firm, since December 1991; Chairman, Live
                                   Entertainment, 1990 to 1991; Chairman, Pace
                                   Membership Warehouse, from 1988 to 1990.

George F. Wood      53   1991      President of Wood and Co., an investment
                                   management firm, since 1982.

          The Board of Directors is responsible for the overall affairs of the Company. The Board of Directors held five meetings during the Company's fiscal year ended December 31, 1996, and no Director attended fewer than 75% of the meetings.

               There are three (3) types of standing committees of the Board of Directors, the Option/Compensation Committee, the Audit Committee, and the Executive Committee. The Company has no nominating committee. Information pertaining to the Option Committees is set forth below under "COMPENSATION PURSUANT TO PLANS." The Audit Committee is composed of George F. Wood, Wayne H. Patterson and Jerry D. Armstrong. Its functions are to review accounting procedures of the Company and to discuss accounting, audit and reporting matters with the Company's auditors. The Audit Committee met once during 1996. The Executive Committee is composed of James B. Wallace, Cortlandt S. Dietler, Charles E. Steinbrueck and Wayne H. Patterson. The Executive Committee did not meet during 1996.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ELECTION OF THE NOMINEES LISTED ABOVE.


                                 EXECUTIVE OFFICERS

   The executive officers of the Company are elected annually at the first meetingof the Company's Board of Directors held after each annual meeting of shareholders. Each executive officer will hold office until his or her successor is duly elected and qualified, until his or her death or resignation, or until he or she shall have been removed in the manner provided in the Company's Bylaws. The current executive officers of the Company and GMI and their business experience are as follows:

       NAME OF                OFFICER     PRINCIPAL OCCUPATION DURING THE LAST
   EXECUTIVE OFFICER     AGE   SINCE                   FIVE YEARS
   -----------------     ---  --------   ------------------------------------

   Charles E.
     Steinbrueck        53     1997      President and Chief Executive Officer
                                         of the Company, Grease Monkey
                                         International, Inc. ("GMI"), and all
                                         other wholly-owned subsidiaries of the
                                         Company, since February 1997;  Managing
                                         partner of Retail Venture Partnership,
                                         a partnership specializing in
                                         investments of emerging public
                                         companies, since 1993; Founder,
                                         President, and CEO of Pace Membership
                                         Warehouse from  1983 to 1993.

        NAME OF               OFFICER     PRINCIPAL OCCUPATION DURING THE LAST
   EXECUTIVE OFFICER     AGE   SINCE                   FIVE YEARS
   -----------------     ---  --------   ------------------------------------


   T. Timothy
     Kershisnik         39      1992     Vice President of GMI since May 1997;
                                         Controller and Treasurer of the Company
                                         and GMI since 1992; and Corporate
                                         Secretary of the Company and GMI since
                                         April 1994; employed by KPMG Peat
                                         Marwick LLP, an accounting firm, from
                                         1980 to 1992, and Senior Manager at
                                         KPMG Peat Marwick LLP from 1987 through
                                         1992.

Darcy A. Erickson       45      1993     Vice President, Marketing and Sales
                                         Promotion of GMI since May 1997; Vice
                                         President, Marketing and Communications
                                         of GMI from August 1993 to May 1997;
                                         Marketing and Communications Director
                                         of GMI from April 1992 to August 1993;
                                         Self-employed as a marketing and
                                         training consultant from 1987 to 1992.

Michael J. Brunetti     40      1995     Vice President, Sales, Development and
                                         Real Estate of GMI since May 1997; Vice
                                         President, Franchise Development of GMI
                                         from July 1995 to May 1997; Director of
                                         Region Development - Western Region for
                                         Moto Photo Inc., a franchisor of
                                         photography imaging centers, from March
                                         1993 to July 1995; employed by Taco
                                         Johns International, Inc., a franchisor
                                         of fast food Mexican style restaurants,
                                         most recently as Vice President of
                                         Franchise Development, from August 1987
                                         to August 1992.

Gary L. Wofford         53      1997     Vice President, System Sales and
                                         Support of GMI since May 1997; Director
                                         of GMI's Company Center Operations from
                                         December 1996 to May 1997; Consultant
                                         to GMI from August 1996 to December
                                         1996; Vice President of Operations and
                                         Franchise Services, Taco Johns
                                         International, Inc., a franchisor of
                                         fast food Mexican style restaurants,
                                         from June 1988 to July 1996.

There are no family relationships between or among any of the directors and executive officers.

There are no arrangements or understandings pursuant to which any person was selected as an executive officer.

                               EXECUTIVE COMPENSATION

   CASH COMPENSATION, BONUSES AND DEFERRED COMPENSATION

   The following table shows all plan and non-plan compensation paid by the Company and its subsidiaries for services rendered for the fiscal year ended December 31, 1996, to the only executive officer of the Company whose total cash compensation exceeded $100,000:


                         SUMMARY COMPENSATION TABLE
                                                            Other Annual
   Name             Principal Position       Year  Salary   Compensation(2)
   ----             ------------------       ----  ------   ---------------
Rex L. Utsler  President and Chairman of
                the Board of Directors of
                the Company and GMI(1)       1996 $163,417  $ 11,450
                                             1995 $157,842  $ 11,328
                                             1994 $151,522  $ 10,922
------------------------

(1) Mr. Utsler became Chairman of the Board and President on March 4, 1991, and resigned from such positions on February 6, 1997.

(2) Includes costs of a leased car and the Company's 401(k) matching contribution.

      Effective February 6, 1997, Charles E. Steinbrueck was named President and Chief Executive Officer of the Company. Mr. Steinbrueck's compensation includes an annual salary of $125,000 and the standard benefits provided to employees. Mr. Steinbrueck was also granted five year options to purchase 100,000 shares of the Company's common stock at $1.31 per share. In addition, Mr. Steinbrueck was granted five year options to purchase 650,000 shares of the Company's common stock at $1.31 per share which will vest upon certain performance criteria being achieved. Mr. Steinbrueck also purchased 190,476 newly issued shares of the Company's common stock for $250,000.


                       Option/SAR Grants in Last Fiscal Year

                                 Individual Grants
-------------------------------------------------------------------------------

   (a)                 (b)            (c)            (d)             (e)

                    Number of      % of Total
                    Securities     Options/SARs
                    Underlying     Granted to     Exercise or
                    Options/SARs   Employees in   Base Price       Expiration
Name                Granted (#)    Fiscal Year    ($/Sh)           Date
-------------------------------------------------------------------------------
Rex L. Utsler       12,500         12.5%          $1.17            8-15-01


Mr. Utsler did not exercise any options during the year ended December 31, 1996.

                Aggregated Option/SAR Exercises in Last Fiscal Year
                       and Fiscal Year and Option/SAR Values

                                   Number of
                                   Securities          Value of
                                   Underlying          Unexercised
                                   Unexercised         In-the-Money
                                   Options/SARs        Options/SARs
                                   at FY-End(#)        at FY-End


                                   Exercisable/        Exercisable/
               Name                Unexercisable       Unexercisable
               -------------------------------------------------------
               Rex L. Utsler       62,500/0            -0- (1)

(1) The exercise prices were above the market price of the common stock on December 31, 1996.


   COMPENSATION OF DIRECTORS.

   Directors of the Company who are not employees or officers are granted stock options as compensation. Options are granted for services provided as a director, with additional options granted for committee participation. Options for 5,000 shares are granted annually for service as a director, options for 2,500 shares are granted annually for service on the Option/Compensation and Audit Committees and options for 5,000 shares are granted annually for service on the Executive Committee.

   Options to purchase 70,000 shares of common stock at $1.06 per share were granted to non-employee, non-officer directors on August 16, 1996, for services to be provided for the period from June 11, 1996, through the date of this Annual Meeting of Shareholders. The options were granted at the market value of the Company's common stock on the date of grant (market value being the last trade as of the close of business) and are exercisable for five years.

                           COMPENSATION PURSUANT TO PLANS

   401(k) SAVINGS AND RETIREMENT PLAN

   On May 4, 1992, GMI adopted the Grease Monkey International, Inc. 401(k) Savings and Retirement Plan and Trust Agreement (the "Plan"), effective as of April 1, 1992. Colorado National Bank Trust and Investment Group is Trustee under the Plan. At present, the Company issues matching stock to the Plan on a quarterly basis in an amount equal to 50% of the employees' contribution, up to a maximum of 6% of the employees' compensation. The Company's contribution is paid with its $0.03 par value common stock valued at market on the date of the contribution. During 1996, the Company contributed 40,616 shares to the Plan at an average of $1.14 per share.

   1986, 1993 AND 1994 STOCK PLANS

   The Company adopted the 1986 Incentive Stock Option Plan ("1986 Plan") which was approved by the shareholders on February 17, 1987, in which the employees of the Company and its subsidiaries are eligible to participate. The 1986 Plan authorized the granting of options to purchase up to 66,667 shares of the Company's common stock. No further options can be granted under the 1986 Plan.

   The Company adopted the 1993 Incentive Stock Option Plan ("1993 Plan") which was approved by the shareholders on June 30, 1993. All employees of the Company and its subsidiaries are eligible to participate. The 1993 Plan authorizes the granting of options to purchase 300,000 shares of the Company's common stock.

   The Company adopted the 1994 Stock Incentive Plan ("1994 Plan") which was approved by the shareholders on July 11, 1994. All employees, officers, directors and consultants of the Company and its subsidiaries are eligible to participate. The 1994 Plan authorizes 500,000 shares of the Company's common stock. The 1994 Plan provides for the grant of stock options, the award of cash or stock bonuses and the award of stock appreciation rights.

   The 1986 and 1993 Plans are administered by an Option Committee of not fewer
than three persons appointed by the Board of Directors.   Such persons are not
eligible to receive options under the Plan.  The members of the Option
Committee are Jerry D. Armstrong, Jim D. Baldwin and George F. Wood.  The
Option Committee met once during 1996. All members were present at the meeting. New members of the Option Committee will be selected after the Annual Meeting of Shareholders.

   The 1994 Plan is administered by an Option Committee of not fewer than three persons appointed by the Board of Directors. The members of the Option Committee are Jack D. Rule, Jr., George H. Fancher, Jr. and Kermit L. Darkey. The Option Committee met once during 1995. All members were present at the meeting. New members of the Option Committee will be selected after the Annual Meeting of Shareholders.

   As a result of rule changes adopted by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, the Board of Directors amended the 1993 and 1994 Plans. This resulted in administration of the 1993 and 1994 plans by either the board of directors or by a committee consisting solely of two or more non employee directors. This resulted in the elimination of a separate

Option Committee for the 1994 Plan. In 1997, the Option Committee currently administering the 1986 and 1993 Plans will also administer the 1994 Plan.


   TRANSACTIONS WITH MANAGEMENT AND OTHERS AND CERTAIN BUSINESS RELATIONSHIPS.

   On February 5, 1997, the Company entered into a Consultant Agreement with Rex L. Utsler, the Company's former Chairman of the Board, President and Chief Executive Officer. The term of the agreement is from March 4, 1997 through March 3, 1999. The agreement requires Mr. Utsler to perform such duties and services as may be assigned to him from time to time at the direction or request of the Company's President and Chief Executive Officer. For these services, Mr. Utsler will be paid a fee of $16,071 per month, be reimbursed for his expenses incurred on behalf of the Company and receive the medical benefits provided generally to the Company's employees.

   On August 5, 1991, the Company issued warrants to First of September Corporation to purchase 500,000 shares of its common stock for $1.50 per share. In exchange, First of September Corporation provided the Company with a $750,000 line of credit which was repaid on March 23, 1994, and canceled. The warrants were to expire on August 4, 1996, but were extended in March 1996 by the Board of Directors to August 4, 1998, as consideration for First of September Corporation's agreement to cooperate in an equity and debt financing, then under consideration. The increase in the estimated fair value of the warrants of $54,000 was recorded as an increase in stockholder's equity and deferred offering costs. The offering costs were subsequently written off when the proposed financing was abandoned.

   See also "Executive Compensation" for information for transactions with Charles E. Steinbrueck.

   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of the Company's outstanding common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on a review of the Forms 3, 4 and 5 and amendments thereto furnished to the Company during and for the Company's fiscal year ended December 31, 1996, the directors, officers or more than 10% shareholders of the Company who failed to timely file a Form 3, Form 4 or Form 5 were Michael J. Brunetti who filed a late Form 3 for the grant of stock options on July 25, 1995, Dennis R. McCarthy who failed to timely file Forms 4 for the purchase of common stock on June 17, 1994, August 2, 1994 and December 26, 1996, and Charles E. Steinbrueck who filed a late Form 4 for the grant of stock options on August 16, 1996.

                                    PROPOSAL TWO

PROPOSAL TO AMEND THE FIRST SENTENCE OF SECTION 3 OF THE COMPANY'S 1994 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE OPTIONED OR AWARDED UNDER THE PLAN FROM 500,000 SHARES TO 1,000,000 SHARES. The Board of Directors has approved an amendment to the Company's 1994 Stock

Incentive Plan ("1994 Plan") to increase the number of shares of common stock which may be optioned or awarded under the 1994 Plan from 500,000 shares to 1,000,000 shares.

   As of April 25, 1997, there were 434,000 shares of common stock awarded or underlying outstanding options granted or issued upon exercise of options granted under the 1994 Plan. Currently, the first sentence of Section 3 of the 1994 Plan provides that 500,000 shares of common stock may be optioned or awarded under the 1994 Plan. As a result, as of April 25, 1997, only 66,000 shares were available for grants of options or awards under the 1994 Plan. Therefore, the Company must increase the number of shares reserved for grant of options or award under the 1994 Plan if it is to continue to make grants or awards under the 1994 Plan.

   The 1994 Plan is intended to secure and retain officers, directors, consultants and employees responsible for the success of the Company, to motivate such persons to exert their best efforts on behalf of the Company, to encourage stock ownership and to provide such persons with proprietary interests in, and a greater concern for, the welfare of, and an incentive to continue service with the Company. The approximate number of persons eligible to participate in the 1994 Plan as of April 25, 1997, was 300.

   The 1994 Plan is a program that provides for the grant of stock options, the award of cash or stock bonuses and the award of stock appreciation rights, each to be evidenced by written instruments delivered by the Company to each participant. The options granted to officers and other employees may be either options intended to qualify for federal income tax purposes as "incentive stock options" or options not so qualifying ("nonstatutory options"). The shares to be issued under the 1994 Plan may be authorized and unissued shares, treasury shares or a combination thereof. In the event of a stock split, stock dividend or other relevant change in capitalization, the maximum number of shares issuable under the 1994 Plan, as well as the number of shares subject to any grant or award theretofore made, would be appropriately adjusted to give effect to such change. Shares awarded or underlying options granted which are not exercised by reason of the expiration, cancellation or other termination of the award or grant prior to exercise, shall be available again for future awards and grants.

   The awards and grants under the 1994 Plan may be made to officers, directors, consultants, and employees of the Company. The 1994 Plan is administered by the Board of Directors or by a Committee chosen by the Board of Directors (hereinafter referred to as "Committee") and the Committee selects the persons to whom awards and grants are to be made and determines the form of the award or grant.

   The Board of Directors may amend or terminate the 1994 Plan in any respect except that no amendment may be made without stockholder approval if such an amendment would increase the maximum number of shares available for issuance under the 1994 Plan.

   The Committee may make awards of common stock to eligible persons as restricted stock or merit or performance share awards from time to time and upon such conditions and criteria as the Committee may establish. Common stock granted as a restricted stock award may be issued subject to such restrictions as the Committee determines. Such awards are not transferrable during a restricted period established at the date of the award. Restricted stock awards may be forfeited at the option of the Committee if the grantee's employment or service with the Company is terminated prior to the lapse of all restrictions. The grantee may defer the receipt of vested shares and receive a common stock bonus for deferral, however, in no event will the deferral exceed 20% of the restricted stock so deferred. The Company will hold certificates for restricted stock until expiration of all restrictions. However, the grantee will own and enjoy all rights appurtenant to the restricted stock such as voting rights and rights to receive distributions, except that the Company will retain custody of all such distributions without interest, until the expiration of all restrictions.

   In the event of a change of control, the employee may receive such restricted stock free and clear of all restrictions, subject to federal and state securities laws.

   Merit awards may be awarded in shares of common stock for such reasons and in such amounts as the Committee in its sole discretion may determine. As a condition to a merit award, the Committee may require the grantee to pay to the Company an amount equal to or in excess of the par value of the shares of common stock awarded.

   The Committee may also make awards of common stock on the basis of the Company's financial performance for any given period, subject to criteria which may be established for each performance period by the Committee. In order to receive such awards, the grantee must be employed or retained by the Company at the end of the performance period, provided, however, that if termination of the employment or service to the Company occurs before the end of such period due to death, retirement or disability, or other reason approved by the Committee, the Committee may permit the award of such performance shares. In the event of change of control, a grantee may receive such performance shares if approved by the Committee or as otherwise provided in the performance share award.

   Options to purchase shares of common stock of the Company may be granted to eligible officers, directors, consultants, and employees. The Committee will determine the time or times when any option granted becomes exercisable, the period within which it becomes exercisable and the price per share at which the option is exercisable, provided, however, that no option will be able to be exercisable for more than 10 years after it is granted and the exercise price must be at least 100% of the fair market value of the Company's common stock on the date of the grant.

   If an optionee owns shares possessing more than 10% of the voting power of all classes of the Company's outstanding stock, the Committee may grant an option to such employee only if the exercise price of the option is at least 110% of the fair market value of the common stock on the day of the grant. The 1994 Plan provides that the fair market value shall be determined by reference to the closing price of the stock if listed on an exchange or a National Association of Securities Dealers, Inc. ("NASD") system or by the average of the last reported highest bid and the lowest asked prices quoted on NASD's Automated Quotation System or the National Quotation Bureau, Inc. at the close of business on the date as of which the option is granted. If no market exists, the Committee shall determine the fair market value. An option granted to any employee owning shares possessing more than 10% of the voting power of all classes of the Company's outstanding stock may not be exercised longer than five years after the date of the grant. Any number of options may be granted to an employee so long as the fair market value of the shares which vest under all incentive stock options held by an optionee during any one calendar year does not exceed $100,000.

   Regardless of the type of option, upon exercise, the option price may be paid in cash, or if permitted by the Committee, in shares of common stock of the Company having a fair market value equal to the option price. No option may be transferred except by will or by the laws of descent and distribution and if, during the optionee's lifetime, the optionee is terminated for any reason other than death, retirement or disability, the option will be terminated three months after the date the optionee's employment terminates. Options held by employees who die or are disabled may be exercised within one year following death or disability and options held by employees who retire may be exercised within three months after retirement, in all cases provided the options were otherwise exercisable on the date of death, disability or retirement. Options may be exercised during the individual's continued employment with the Company or service on the Board of Directors, as the case may be, and for a period not in excess of ninety days following termination of employment or service on the Board. In the case of disability of the optionee within the meaning of Section 22(a)(3) of the Internal Revenue Code of 1986, as amended, ("Code"), or death of the optionee within three months of retirement, the option may be exercised within one year following such disability, or death, to the extent the option was otherwise exercisable.

   If, while any option granted under the 1994 Plan remains outstanding, a change in control of the Company as defined in the 1994 Plan occurs, all such options, whether or not vested, shall be fully and immediately exercisable.

   The Committee may provide for other terms and conditions of the option not inconsistent with the foregoing provisions.

   The Committee may also specify at the time of grant that the grantee shall be granted another stock option, called a "Reload Option". If the grantee exercises all or part of a stock option by surrendering previously owned shares of common stock in full or partial payment of exercise price under the option, the Reload Option will be for a number of shares equal to the number of shares surrendered in payment of the exercise price, and will have the same exercise price equal to the fair market value of the common stock on the date of the grant of the Reload Option and shall expire on the date of the original option. The Reload Option may also contain such other terms and conditions as determined by the Committee at the date of grant of the Reload Option.

   Rights entitling the grantee to receive shares of common stock having a fair market equal to the appreciation in market value of a stated number of shares of common stock of the Company from the date of grant to the date of exercise may be granted to eligible persons. Stock appreciation rights or SARs may be granted in tandem with a related stock option, in which event the grantee may elect to exercise either the option or the SAR, but not both, as to the same shares of common stock subject to the option and the SAR. The SAR will have the same exercise term as the related option except that the SAR will be exercisable only when the fair market value of the common stock at the date of exercise of the SAR exceeds the exercise price per share of common stock subject to the related option. SARs are not transferable. SARs may be exercised during the individual's continued employment with the Company and for a period not in excess of ninety days following termination of employment, except in the case of a termination by reason of retirement or total and permanent incapacity, in which case the SAR may be exercised within the same periods as the related option.

   Upon exercise of an SAR, the grantee will be paid consideration equal in value to the excess of the then fair market value of the number of shares to which the right relates over the fair market value of such number of shares at the date of grant and such excess will be paid in cash, in shares of common stock having a fair market value equal to such excess, or such combination thereof as the Committee may determine.

   With respect to bonuses awarded under the 1994 Plan: (a) if payable in cash or in shares of stock, the award will not constitute taxable income to the participant until actual vesting or payment of the award at which time the award (in an amount measured by the then fair market value of such shares or the amount of cash) will constitute taxable income to the participant and will be deductible by the Company, or (b) if the award is made in shares of restricted stock, unless the participant makes the election hereinafter described, the award will not constitute taxable income to the participant until actual vesting and release from the restrictions, at which time the award (in an amount measured by the then fair market value of the shares) will constitute taxable income. Under
Section 83 of the Code, if the award is made in the form of restricted stock, the participant may elect, at the time of receipt of the award, to report as income the then fair market value (determined without regard to the restrictions) of the shares which are the subject of the award, in which case the participant will not be entitled to a deduction or loss if the award is thereafter forfeited. In either case, the Company will be entitled to a deduction for the same amount as the income reported by the participant, at the same time the participant reports such income.

   Under Sections 421(a) and 422 of the Code, the grant or exercise of incentive options under the 1994 Plan will not result in income taxable to the optionee or in a business expense deductible by the Company. Upon a later sale of the shares received on exercise of an incentive option, the optionee will realize capital gain or loss, so long as the optionee satisfies the minimum holding period requirements under the 1994 Plan and the Code.

   If an optionee disposes of shares acquired from the exercise of an option under the 1994 Plan prior to the expiration of the statutory holding period ("disqualifying disposition") or if the option is a nonstatutory option, such optionee will be required to recognize as compensation taxable as ordinary income the difference between the exercise price and the fair market value on the date of exercise, as well as the amount realized on any disposition of the shares in excess of the option exercise price paid by the optionee. The Company will be entitled to a deduction equal to the amount that the optionee is required to include in income in the Company's taxable year which falls within the end of the participating employee's taxable year when the disqualifying disposition occurs.

   The current maximum rate for long-term capital gains realized by non-corporate taxpayers is less than the current maximum rate on ordinary income, although the difference is relatively minor and could change if tax rates change.

   The amount by which the fair market value of the Company's common stock exceeds the exercise price of an incentive option on the date of exercise will be considered a tax preference item for the optionee and may be subject to the alternative minimum tax under Section 55 of the Code in the year the option is exercised.

   Persons exercising options granted under the 1994 Plan will not be able to sell or otherwise distribute the shares issued upon exercise except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from the registration requirements of the Act. Certificates evidencing shares purchased pursuant to the 1994 Plan will bear a restrictive legend until registered under the Act. The Company has filed a registration statement registering all shares underlying the options and awards currently authorized under the 1994 Plan and plans to file a registration statement registering the additional 500,000 shares, subject to approval of the amendment to the first sentence of Section 3 of the 1994 Plan by the shareholders.

   With respect to stock appreciation rights granted under the 1994 Plan, the participant will not realize income by reason of the grant, but upon exercise the participant will realize taxable income in an amount equal to the value of the right i.e., the cash received or the fair market value of the shares issued as a result of the exercise, and the Company will be entitled to a corresponding deduction for the same amount.

   As of April 25, 1997, the Company had approximately 17 persons who had outstanding option grants under the 1994 Plan.

   The following table sets forth as of April 25, 1997, options granted in the aggregate under the 1994 Plan to (i) current executive officers of the Company and GMI as a group, (ii) each nominee for election as a director, (iii) current directors who are not executive officers, as a group, (iv) each other person who received or is to receive 5% of such options, and (v) all employees who are not executive officers as a group:

Name                          Title                    No. of Options Granted
----                          -----                    ----------------------

Charles E.Steinbrueck         President, Chief
                              Executive Officer
                              and Director                   130,000

James B. Wallace              Chairman of the Board           25,000

Jerry D. Armstrong            Director                        30,000

Jim D. Baldwin                Director                        25,000

Cortlandt S. Dietler          Director                        20,000

Wayne H. Patterson            Director                        35,000

George F. Wood                Director                        25,000

Rex L. Utsler                 Former President and
                              Chairman of the Board           62,500

Current Directors who are not
executive officers as a group                                160,000
                                                             -------
                                                             -------

Current Executive Officers as
a group                                                      160,000
                                                             -------
                                                             -------
All employees who are not
executive officers as a group                                 10,000
                                                             -------
                                                             -------



   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF THE AMENDMENT TO THE 1994 PLAN.

                         1996 ANNUAL REPORT ON FORM 10-KSB

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED BY ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO GREASE MONKEY HOLDING CORPORATION, ATTENTION: INVESTOR RELATIONS, 216 16TH STREET, SUITE 1100, DENVER, COLORADO 80202.


                               SHAREHOLDER PROPOSALS

   Shareholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before February 10, 1998.


                              SOLICITATION OF PROXIES

   The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary, directors, officers, and regular employees of the Company, without additional or special compensation, may make solicitations of proxies by telephone, telefax or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse them for their reasonable expenses in this connection.


                           INDEPENDENT PUBLIC ACCOUNTANTS

   The Company's principal independent public accountants for the fiscal year ended December 31, 1996 were KPMG Peat Marwick LLP. The Board has not met to select the principal independent public accountants for the fiscal year ended December 31, 1997. Selection of independent public accountants for fiscal year 1997 will be made by the Board of Directors, based upon the recommendation of the Audit Committee.

   The Company expects a representative of KPMG Peat Marwick LLP to be present at the Annual Meeting of Shareholders and that the representative will have an opportunity to answer questions and make a statement if the representative desires.

                                   OTHER BUSINESS

   The Company's Board of Directors does not know of any matters to be presented at the meeting other than the matters set forth herein. If any other business should come before the meeting, the persons named in the enclosed form of proxy will vote such proxy according to their judgment on such matters.



T. TIMOTHY KERSHISNIK, Secretary
Denver, Colorado
May 12, 1997

PROXY                 GREASE MONKEY HOLDING CORPORATION                    PROXY
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held June 10, 1997
     The undersigned hereby constitute(s) and appoint(s) Charles E.
Steinbrueck and Jerry D. Armstrong and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of common stock of Grease
Monkey Holding Corporation ("Company") at the Annual Meeting of Shareholders to be held at the training center of the Company, 216 16th Street, Suite 600, Denver, Colorado, on Tuesday, June 10, 1997, at 10:00 a.m. Mountain Daylight Time and at any and all adjournments thereof, for the following purposes:

1.   ELECTION OF SEVEN (7) DIRECTORS

     [ ] FOR all nominees listed below (except as marked to the contrary below) [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW. UNLESS THE PROXIES ARE OTHERWISE INSTRUCTED, YOUR TOTAL VOTE FOR DIRECTORS WILL BE CAST EQUALLY FOR THE NOMINEES WITH RESPECT TO WHOM YOU DO NOT WITHHOLD AUTHORITY.

       Jerry D. Armstrong     Jim D. Baldwin     Cortlandt S. Dietler
     Wayne H. Patterson     Charles E. Steinbrueck     James B. Wallace
                                 George F. Wood


2. AMENDMENT OF THE FIRST SENTENCE OF SECTION 3 OF THE COMPANY'S 1994 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE OPTIONED OR AWARDED UNDER THE 1994 PLAN FROM 500,000 SHARES
     TO 1,000,000 SHARES.

               [ ]  FOR                 [ ]  AGAINST             [ ]  ABSTAIN


     In their discretion, the proxies are authorized to vote upon such other business, including a substitute nominee for director if a nominee is unable to serve, as may lawfully come before the meeting.

     The undersigned hereby revoke(s) any proxies as to the undersigned's shares heretofore given by the undersigned and ratify(ies) and confirm(s) all that said attorneys and proxies may lawfully do by virtue hereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN THE SHARES REPRESENTED
BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE AND FOR THE APPROVAL OF THE AMENDMENT TO THE FIRST SENTENCE OF SECTION 3 OF THE COMPANY'S 1994 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF
COMMON STOCK WHICH MAY BE OPTIONED OR AWARDED UNDER THE 1994 PLAN FROM
500,000 SHARES TO 1,000,000 SHARES. It is understood that this Proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Shareholders to the undersigned. THE PROXIES AND ATTORNEYS INTEND TO VOTE THE SHARES REPRESENTED BY THIS PROXY ON SUCH MATTERS, IF ANY, AS DETERMINED BY THE BOARD OF
DIRECTORS.
     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the Company's Annual Report for the fiscal year ended December 31, 1996.
                                 Dated:                                  , 1997
                                     -------------------------------------

                                     ------------------------------------------
                                                            SIGNATURE

                                     ------------------------------------------
                                                       SIGNATURE IF HELD JOINTLY
                                        Signature(s) should agree with name(s)
                                        stenciled hereon.  Executors,
                                        administrators, trustees, guardians and
                                        attorneys should indicate when signing.
                                        Attorneys should submit powers of
                                        attorney.
                                        THIS PROXY IS SOLICITED ON BEHALF OF THE
                                        BOARD OF DIRECTORS.  PLEASE SIGN AND
                                        RETURN THIS PROXY TO AMERICAN SECURITIES
                                        TRANSFER, INC., 938 QUAIL STREET, SUITE
                                        101, LAKEWOOD, CO. 80215-5513.  THE
                                        GIVING OF A PROXY WILL NOT AFFECT YOUR
                                        RIGHT TO VOTE IN PERSON IF YOU ATTEND
                                        THE MEETING.